 Exhibit 99.1

Report of Independent Auditors

To the Board of Directors and Stockholders of
Oxford Semiconductor, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, stockholders’ deficit and cash flows present fairly, in all material respects, the financial position of Oxford Semiconductor, Inc. and its subsidiaries at December 31, 2008, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
February 26, 2009

Oxford Semiconductor, Inc.
Consolidated Balance Sheet
December 31, 2008

(in thousands of dollars, except for par value)	2008

Assets
Current assets
Cash and cash equivalents	$4,425
Accounts receivable, less allowance for doubtful accounts of $316	1,616
Inventories	2,049
Refundable tax credits	835
Other current assets	399
Total current assets	9,324
Property and equipment, net	1,357
Intangible assets, net	3,217
Long-term assets	57
Total assets	$13,955
Liabilities, Redeemable Convertible Preferred Stock
and Stockholders’ Deficit
Current liabilities
Accounts payable	$3,019
Deferred income	1,976
Deferred revenue	152
Other current liabilities	3,399
Total current liabilities	8,546
Long-term liabilities	1,258
Total liabilities	9,804
Commitments and contingencies (Note 8)
Redeemable Convertible Preferred Stock
Series A redeemable convertible preferred stock, $0.001 par value -
4,546 shares authorized, issued and outstanding	11,178
(Liquidation value $19,982)
Series B redeemable convertible preferred stock, $0.001 par value -
2,426 shares authorized, 2,255 shares issued and outstanding	9,860
(Liquidation value $15,000)
Stockholders’ deficit
Common stock, $0.001 par value - 32,000 shares authorized, 16,918 shares
issued and outstanding	17
Additional paid-in capital	12,379
Accumulated deficit	(29,283)
Total stockholders’ deficit	(16,887)
Total liabilities, redeemable convertible preferred stock
and stockholders’ deficit	$13,955

The accompanying notes are an integral part of these financial statements.

Oxford Semiconductor, Inc.
Consolidated Statement of Operations
Year Ended December 31, 2008

(in thousands)	2008

Revenue	$37,003
Cost of revenues
Cost of goods sold	17,474
Amortization of intangible assets	536
Total cost of revenues	18,010
Gross profit	18,993
Operating expenses
Research and development	13,813
Sales and marketing	7,285
General and administrative	6,663
Restructuring and severance	538
Total operating expenses	28,299
Loss from operations	(9,306)
Interest income	101
Interest expense	(252)
Foreign currency remeasurement	634
Other income	304
Loss before income tax benefit	(8,519)
Income tax benefit	(775)
Net loss	$(7,744)

The accompanying notes are an integral part of these financial statements.

Oxford Semiconductor, Inc.
Consolidated Statement of Stockholder’s Deficit
Year Ended December 31, 2008

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
(in thousands)	Shares	Amount	Capital	Deficit	Deficit

Balances at December 31, 2007	17,052	$17	$12,010	$(21,539)	$(9,512)
Net loss	-	-	-	(7,744)	(7,744)
Cancellation of common stock returned by TDI	(134)	-	(171)	-	(171)
Stock-based compensation expense	-	-	540	-	540
Balances at December 31, 2008	16,918	$17	$12,379	$(29,283)	$(16,887)

The accompanying notes are an integral part of these financial statements.

Oxford Semiconductor, Inc.
Consolidated Statement of Cash Flows
Year Ended December 31, 2008

(in thousands)	2008

Cash flows from operating activities
Net loss	$(7,744)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation of property and equipment	697
Amortization of intangible assets	1,315
Stock-based compensation expense	540
Allowance for doubtful accounts	39
Loss (gain) on disposal of assets	(5)
Changes in assets and liabilities
Accounts receivable	2,874
Inventories	(491)
Refundable tax credits	1,157
Other assets	(542)
Accounts payable	(1,648)
Deferred income	720
Deferred revenue	13
Other liabilities	1,840
Net cash used in operating activities	(1,235)
Cash flows from investing activities
Purchase of property and equipment	(583)
Purchases of intellectual property	(996)
Proceeds from sale of property and equipment	10
Net cash used in investing activities	(1,569)
Cash flows from financing activities
Net proceeds on bank overdraft facilities	26
Payment of long-term liabilities	(365)
Net cash used in financing activities	(339)
Net decrease in cash and cash equivalents	(3,143)
Cash and cash equivalents at beginning of year	7,568
Cash and cash equivalents at end of year	$4,425
Supplemental disclosures of cash flow information
Cash paid for interest	$164
Cash paid for taxes	40
Noncash investing and financing activities
Purchase of intellectual property	2,139

The accompanying notes are an integral part of these financial statements.

Oxford Semiconductor, Inc.
Notes to Consolidated Financial Statements
December 31, 2008

1. Business and Significant Accounting Policies

Basis of Presentation
Oxford Semiconductor Limited was incorporated in the United Kingdom in 1993.  In January 2005, Oxford Semiconductor, Inc. was incorporated in the state of Delaware, and in October 2005, Oxford Semiconductor Limited was merged into Oxford Semiconductor, Inc. (the “Company”).  The Company is a developer and supplier of complex, connectivity-intensive semiconductor products focused on the storage and general connectivity markets.  The Company’s products enable electronic devices to connect, exchange, store, backup, and share data.  The accompanying consolidated financial statements include the Company and its wholly owned subsidiaries.  All intercompany transactions and balances have been eliminated in consolidation.  The Company operates in a single business segment.

Foreign Currency Translation
The Company’s functional currency for its operations in the United Kingdom is the United States dollar.  Accordingly, monetary accounts denominated in foreign currencies (principally cash and liabilities) are remeasured using the exchange rate at the balance sheet date.  Nonmonetary balance sheet accounts are remeasured at the rate in effect at the date of the transaction.  Statement of operations accounts are remeasured at the average rate of exchange for the period.  Transaction gains and losses are reported separately in nonoperating activities in the consolidated statement of operations.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Certain Significant Risks and Uncertainties
The Company participates in the high technology industry and believes that changes in any of the following areas could have a material adverse effect on the Company’s future financial position, results of operations, or cash flows: advances and trends in new technologies and industry standards; competitive pressures in the form of new products or price reductions on current products; changes in the overall demand for products offered by the Company; changes in certain strategic relationships or customer relationships; litigation or claims against the Company based on intellectual property, patent, product, regulatory or other factors; and risk associated with changes in domestic and international economic and/or political conditions or regulations.

Concentrations of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk primarily consist of cash and cash equivalents and accounts receivable.  The Company is exposed to credit risk in the event of default by the financial institutions to the extent cash and cash equivalents exceed the FDIC insurance limit.  The Company mitigates its credit risk with respect to its cash and cash equivalents by maintaining its accounts with major financial institutions.  The Company mitigates its credit risk with respect to accounts receivable by performing ongoing credit evaluations and monitoring of its customers’ accounts receivable balances.

For the year ended December 31, 2008, the following customers accounted for more than 10% of revenue:

2008

Customer A	32%
Customer B	17%
Customer C	13%
Customer D	13%

As of December 31, 2008, the following customers, including Chipidea Microelectronics, S.A. (Chipidea) (Note 3), accounted for more than 10% of gross accounts receivable:

2008

Customer A	20%
Customer B	23%
Customer D	16%
Customer E	15%

Cash and Cash Equivalents
Cash equivalents consist of highly liquid investments with remaining maturities of three months or less at the date of purchase.

Fair Value of Financial Instruments
Financial instruments consist of cash and cash equivalents, accounts receivable and payable and accrued liabilities.  The carrying amounts of cash and cash equivalents, accounts receivable and payable and accrued liabilities approximate their respective fair values because of the short-term nature of those instruments.

Accounts Receivable and Allowance for Doubtful Accounts
Trade accounts receivable are recorded at the invoiced amount and do not bear interest.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in existing accounts receivable.  The Company reviews the allowance for doubtful accounts periodically for collectibility.  Account balances are charged off against the allowance when it is probable the receivable will not be recovered.  The Company does not have any off-balance-sheet credit exposure related to its customers.  Following are the changes in the allowance for doubtful accounts during the year ended December 31, 2008 (in thousands):

Allowance for doubtful accounts as of December 31, 2007	$595
Additional provision for bad debts	39
Recovery of allowance for bad debts	(318)
Allowance for doubtful accounts as of December 31, 2008	$316

Inventories
Inventories are valued at the lower of cost or market.  Cost is determined using the first-in, first-out method.  The Company records an allowance for inventories that have become obsolete or are in excess of anticipated demand or net realizable value.

The Company assesses the valuation of its inventory in each reporting period.  Although the Company attempts to forecast future inventory demand, given the competitive pressures and cyclical nature of the semiconductor industry, there may be significant unanticipated changes in demand or technological developments that could have a significant impact on the value of the Company’s inventories and reported operating results.

Inventory write downs inherently involve judgments as to assumptions about expected future demand and the impact of market conditions on those assumptions.  Although the Company believes that the assumptions it used in estimating inventory write downs are reasonable, significant changes in any one of the assumptions in the future could produce a significantly different result.  There can be no assurances that future events and changing market conditions will not result in significant increases in inventory write downs.

The components of net inventories as of December 31, 2008 were as follows:

2008

Work in process	$429
Finished goods	1,620
$2,049

Warranty Costs
The Company provides a limited one-year warranty that its products are in compliance with Company specifications existing at the time of delivery.  Under the Company’s general terms and conditions of sale, liability for certain failures of product during the stated warranty period is usually limited to repair or replacement of defective items or return of, or a credit with respect to, amounts paid for such items.  The Company’s warranty obligations to date have not been material.

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets as follows:

Computer hardware and software	3 years
Equipment	3 to 5 years
Office furniture	5 to 7 years
Leasehold improvements	The shorter of the lease term or 3 to 7 years

Expenditures for major renewals and betterments are capitalized, while minor replacements, maintenance and repairs, which do not extend the asset lives, are charged to operations as incurred.  Upon sale or disposition, the cost and related accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in operations.

Internal Use Software Development Costs
The Company applies the provisions of Statement of Position No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use (SOP 98-1).  SOP 98-1 requires the capitalization of certain external and internal computer software costs incurred during the application development stage.  The application development stage is characterized by software design and configuration activities, coding, testing and installation.  Training costs and maintenance are expensed as incurred, while upgrades and enhancements are capitalized if it is probable that such expenditures will result in additional functionality.  Capitalized costs are included within property and equipment, net and are being amortized over their estimated useful life of three years.  There were no internal use software development costs capitalized during fiscal 2008.  As of December 31, 2008, $157,000 is included in property and equipment, net of $94,000 in accumulated amortization.

Goodwill
The Company allocates the purchase price of an acquired company to the tangible and intangible assets acquired and the liabilities assumed based on their estimated fair values.  Such allocations require management to make significant estimates and assumptions related to intangible assets.  Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets.

Intangible Assets
Intangible assets consist of developed technology, order backlog, trademarks, patents, customer lists, intellectual property royalty rights (“IP Royalty Rights”) and purchased IP cores.  All of the Company’s specifically identifiable intangible assets are subject to amortization.  Amortization of developed technology, order backlog and certain IP cores are included in cost of revenues in the consolidated statement of operations.  The IP Royalty Rights intangible asset is amortized concurrent with the recognition of the related royalty, net, in other income.  All other intangible asset amortization is included in operating expenses in the consolidated statement of operations.

Research and Development
Research and development costs are expensed as incurred.  Costs include personnel and material costs relating to developing the integrated circuit, including the software and IP cores used in development, which provide the features, content and functionality of the Company’s integrated circuit products.

All costs incurred to establish the technological feasibility of software developed by the Company that is integral to its products is expensed as research and development costs.  Given the short period of time between technological feasibility and when the products are available for release, no software development costs have been capitalized.

Impairment of Goodwill, Intangible Assets, and Other Long-Lived Assets
The Company evaluates goodwill, at a minimum, on an annual basis in December, or whenever events and changes in circumstances suggest that the carrying amount may not be recoverable.  Goodwill is reviewed for impairment utilizing a two-step process.  First, impairment of goodwill is tested at the reporting unit level by comparing the reporting unit’s carrying amount, including goodwill, to the fair value of the reporting unit.  If the carrying amount of the reporting unit exceeds its fair value, a second step is performed to measure the amount of impairment loss, if any.  In step two, the implied fair value of goodwill is calculated as the excess of the fair value of a reporting unit over the fair values assigned to its assets and liabilities.  If the implied fair value of goodwill is less than the carrying value of the reporting unit’s goodwill, the difference is recognized as an impairment loss.

The Company’s intangible assets and other long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable.  The assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities.  If the sum of the projected undiscounted cash flows (excluding interest) is less than the carrying value of the assets, an impairment loss is recognized to the extent that the carrying amount of the asset exceeds the fair value.

Income Taxes
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and operating loss and tax credit carryforwards measured by applying currently enacted tax laws.  A valuation allowance is provided to reduce net deferred tax assets to the amount that is more likely than not to be realized.

Revenue Recognition
The Company derives revenue from the sale of integrated circuits to customers and distributors, and from software license and royalty revenues.  The Company recognizes revenues when the earnings process is complete, when persuasive evidence of an arrangement exists, the product has been delivered, the price is fixed or determinable, and collection is reasonably assured.

Sales of integrated circuits to customers are recognized upon delivery of the product to the customer.  Sales of integrated circuits to distributors may be made under terms allowing certain rights of return and stock rotation rights.  As a result of these rights, the Company defers the recognition of revenue and the costs of revenues derived from sales to distributors until such distributors resell the Company’s products to their customers.  The net amount is shown as deferred income in the accompanying balance sheets.  The Company determines the amounts to defer based on the level of actual inventory on hand at its distributors as well as inventory that is in transit to its distributors.  End-user customers generally do not have return rights. Shipping and handling costs are included in cost of revenues.

Software license revenue is derived primarily from the licensing of the Company’s technology.  The Company generally recognizes software license revenue upon delivery of the product, assuming all other conditions for revenue recognition have been met.  Some of the license arrangements include additional elements, including maintenance and/or services.  Because the Company has not established vendor-specific objective evidence (“VSOE”) of fair value of the undelivered elements, the entire arrangement fee is deferred and recognized upon delivery of the remaining elements.  Deferred revenue associated with software license revenue is presented separately in the accompanying balance sheets.

Royalty revenue is recognized after delivery of the product based on royalty information received by the Company, assuming all other conditions for revenue recognition have been met.  The Company determines the amount of royalty revenue to record when it can reliably estimate the amount of royalty fees that it has earned for a period.

Software license and royalty revenue totaled less than 10% of consolidated revenue.

Advertising Costs
Costs related to advertising and promotion expenditures are charged to sales and marketing expense as incurred.  Costs related to advertising and promotion expenditures were $119,000 for the year ended December 31, 2008.

Comprehensive Loss
For the year ended December 31, 2008, net loss is the only component of comprehensive loss.

Stock-Based Compensation
Effective January 1, 2006, the Company applies FASB Statement No. 123 (revised 2004), Share-Based Payment (FASB Statement No. 123R), which requires companies to measure and recognize compensation expense for all stock-based payments at fair value.  The Company adopted FASB Statement No. 123R using the prospective transition method.  Under this transition method, beginning January 1, 2006, compensation cost recognized includes:  (a) compensation cost for all share-based payments granted prior to, but not yet vested as of December 31, 2005, based on the intrinsic value in accordance with the provisions of APB Opinion No. 25, and (b) compensation cost for all share-based payments granted subsequent to December 31, 2005, based on the grant-date fair value estimated in accordance with the provisions of FASB Statement No. 123R.  For stock-based awards granted on or after January 1, 2006, the Company recognizes stock-based compensation expense on a straight-line basis over the requisite service period. There was no unrecognized compensation expense, using the intrinsic value method, as of January 1, 2006.

The Company accounts for stock awards issued to nonemployees using the fair value method of accounting prescribed by Emerging Issues Task Force (“EITF”) Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Good and Services.  The Company believes that the estimated fair values of the stock options are more readily measurable than the fair value of the services rendered.  The stock compensation costs of these options granted to nonemployees are re-measured over the vesting terms as earned, and the resulting value is recognized on a straight-line basis as an expense over the period of services received or the term of the related financing.

Recent Accounting Pronouncements
In June 2006, the FASB issued Financial Interpretation No. 48 (“FIN No. 48”), Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.  The interpretation contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with FASB Statement No. 109.  The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any.  The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.  On December 30, 2008, the FASB issued Financial Interpretation No. 48-3 (“FIN No. 48-3”), Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises.  FIN No. 48-3 defers the effective date of FIN No. 48, to the annual financial statements for fiscal years beginning after December 15, 2008.  The Company is evaluating the impact of FIN No. 48 on its consolidated financial statements.

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurements.  FASB Statement No. 157 establishes a framework for measuring the fair value of assets and liabilities.  This framework is intended to provide increased consistency in how fair value determinations are made under various existing accounting standards that permit, or in some cases require, estimates of fair market value.  FASB Statement No. 157 is effective for the Company beginning January 1, 2008.  In February 2008, the FASB issued FASB Staff Position FAS 157-2, Effective Date of FASB Statement No. 157, which delays the effective date of FASB Statement No. 157 for the Company for all nonrecurring fair value measurements of nonfinancial assets and nonfinancial liabilities until January 1, 2009. The adoption of FASB Statement No. 157 did not have a material impact on the Company’s consolidated financial statements.

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115.  FASB Statement No. 159 permits companies to choose to measure certain financial instruments and certain other items at fair value, and requires unrealized gains and losses on items for which the fair value option has been elected to be reported in earnings.  FASB Statement No. 159 is effective for the Company beginning January 1, 2008.  The adoption of FASB Statement No. 159 did not have an effect on the Company’s consolidated financial statements as the Company did not elect this fair option.

In April 2008, the Board issued FASB Staff Position (“FSP”) FAS 142-3, Determination of the Useful Life of Intangible Assets.  FSP No. 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets in accordance with FASB Statement No. 142, Goodwill and Other Intangible Assets.  In particular, it improves the consistency between the useful life of a recognized intangible asset under FASB Statement No. 142 and the period of expected cash flows used to measure the fair value of the asset under FASB Statement No. 141, Business Combinations, and other applicable accounting literature.  This FSP is effective for fiscal years beginning after December 15, 2008.  The Company is evaluating the impact of FSP No. 142-3 on its consolidated financial statements.

2. Fair Value Measurement

Effective January 1, 2008, the Company adopted SFAS No. 157 Fair Value Measurement, except as it applies to nonfinancial assets and nonfinancial liabilities.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements.  Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Valuation techniques used to measure fair value under SFAS No. 157 must maximize the use of observable inputs and minimize the use of unobservable inputs.  The standard describes a fair value hierarchy based on three levels of inputs that may be used to measure fair value, of which the first two are considered observable and the last is considered unobservable. These levels of inputs are the following:

•	Level 1 - Quoted prices in active markets for identical assets or liabilities.

•
Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company’s financial instruments are valued using quoted prices in active markets or based upon other observable inputs.  The following table sets forth the fair value of the Company’s financial assets and liabilities that were measured on a recurring basis as of December 31, 2008 (in thousands):

	Level 1	Level 2	Level 3	Total

Money market funds (1)	$543	$-	$-	$543

(1)	Included in cash and cash equivalents on the consolidated balance sheet as of December 31, 2008.

3. Acquisistion

In October 2005, the Company acquired substantially all of the assets and certain liabilities of TransDimension, Inc. (“TDI”), a developer of integrated circuits.  This acquisition expanded the Company’s product line by adding software, semiconductor products, intellectual property, and high-speed cores.

In August 2008, the Company entered into a settlement agreement with TDI with respect to the 372,913 shares of the Company’s common stock that remained in escrow.  Under the terms of the settlement agreement, 133,774 shares of common stock were returned to the Company and 239,139 shares of common stock were released to TDI.  The Company accounted for the return and cancellation of the common stock as a reduction in the purchase price based on the estimated fair value of the returned and cancelled shares.

IP Royalty Rights
In connection with the acquisition of TDI, the Company acquired under an asset purchase agreement between TDI and Chipidea, a royalty sharing arrangement through December 31, 2008 (“IP Royalty Rights”).  Under the royalty sharing arrangement, the Company is entitled to future payments based on a percentage of the revenues received by Chipidea from certain identified contracts and customers.  The Company amortizes the IP Royalty Rights concurrent with the expected payments, which are realizable when Chipidea sells the applicable products.  Such amounts are presented net in other income in the consolidated statement of operations. Amounts determined not to be collectible from Chipidea and any related recoveries, and the discount on the IP Royalty Rights, are recognized as other income (expense) in the consolidated statement of operations.  During fiscal 2008, the Company recorded other income of $315,000 in relation to this arrangement.

Identifiable Intangible Assets
Identifiable intangible assets include trademarks, patents, developed technology, customer list, and order backlog.  Developed technology consists of product that had reached technological feasibility as of the acquisition date.  Intangible assets are being amortized over the expected economic life of the asset on a straight-line basis.

Goodwill
The goodwill was attributed to the premium paid for the opportunity to expand and better serve the addressable market and achieve greater long-term growth opportunities than either company had operating alone. Goodwill recorded as a result of this acquisition is not deductible for tax purposes.  During the year ended December 31, 2008, goodwill was reduced to zero as a result of an adjustment in the purchase price of TDI.

4. Propert and Equipment

Property and equipment consists of the following (in thousands):

2008

Computer hardware and software	$2,604
Equipment	1,631
Office furniture	450
Leasehold improvements	671
5,356
Less: Accumulated depreciation and amortization	(3,999)
$1,357

Depreciation expense was $697,000 for the year ended December 31, 2008.

5. Intangible Assets

Intangible assets at December 31, 2008 consist of the following (in thousands):

		2008
		Gross		Net
	Economic	Carrying	Accumulated	Carrying
	Life	Amount	Amortization	Amount

Trademarks	4.25 years	$201	$(153)	$48
Patents	4.25 years	201	(153)	48
Developed technology	4.25 years	1,244	(952)	292
Customer list	4.25 years	146	(112)	34
Intellectual property
and IP royalty rights	3 - 4 years	3,993	(1,198)	2,795
		$5,785	$(2,568)	$3,217

Amortization expense was $1,315,000 for the year ended December 31, 2008.

Future amortization expense as of December 31, 2008 is as follows (in thousands):

Years Ending December 31,
2009	$1,479
2010	976
2011	584
2012	178
$3,217

6. Current and Long-Term Liabilities
Other current liabilities consist of the following (in thousands):

2008

Accrued compensation and benefits	$782
Professional fees	1,043
Intellectual property and software	780
Other	794
$3,399

Long-term liabilities represent the long-term portion for the financing of the purchase of intellectual property.

7. Financing Arrangement
In December 2007, the Company entered into a financing arrangement to enable it to borrow up to an aggregate of $6,500,000, which included a $3,500,000 growth capital term loan and a $3,000,000 line of credit facility.  In March 2008, the Company borrowed $3,500,000 under the term loan.  The Company did not initiate any borrowings against the line of credit.  Principal payments under the term loan were due and payable in 33 equal installments commencing in April 2008.  In December 2008, the Company repaid the outstanding balance under the term loan of $2,500,000 and the financing agreement was terminated.  Upon termination of the financing agreement, the Company charged the remaining unamortized debt issuance costs of $27,000 to interest expense.

In connection with the financing arrangement, the Company issued the lender a seven-year, fully-vested warrant to purchase 15,926 shares of Series B preferred stock at a per share price of $6.6525.  The Company valued the warrant using the Black-Scholes valuation model, using a term of seven years, expected volatility of 60%, expected dividend yield of 0%, and a risk-free interest rate of 3.88%.  The estimated fair value of the warrant at issuance of $38,000 was included in other long term liabilities.  In conjunction with the loan repayment in December 2008, the Company paid $15,000 for cancellation of the warrant which resulted in other income of $23,000.

In December 2007, the Company entered into a bank overdraft facility effective through June 2008 that enabled the Company to borrow up to approximately $1.0 million at a rate of 1.5% over the bank's base rate, which was 5.5% as of December 31, 2007.  The Company did not renew the agreement when it expired in June 2008.

8. Commitments and Contingencies
The Company leases office space under various noncancelable operating leases that expire at various dates through 2015.  Rent expense related to operating leases was $915,000 for the year ended December 31, 2008.

Future minimum lease payments under the Company’s operating leases as of December 31, 2008, are as follows (in thousands):

Operating
Lease
Years Ending December 31,
2009	$854
2010	510
2011	430
2012	430
2013	430
thereafter	645
$3,299

Approximately $45,000 of the future minimum lease payments above is included in the restructuring accrual as of December 31, 2008 (Note 14).

In addition, the Company has entered into multiyear software and IP core license contracts.  Future payments under these contracts as of December 31, 2008 total $3,199,000, of which $1,124,000, $972,000, $953,000 and $150,000 is expected to be paid in fiscal 2009, 2010, 2011 and 2012, respectively.

9. Stockholders' Deficit and Redeemable Convertible Preferred Stock

Redeemable Convertible Preferred Stock
As of December 31, 2008, the Company has issued a total of 4,546,404 and 2,254,844 shares of Series A and Series B redeemable convertible preferred stock, respectively.  Significant terms of the outstanding redeemable convertible preferred stock, which has a par value of $0.001 per share, are as follows:

Dividends
Holders of Series B redeemable convertible preferred stock are entitled to noncumulative dividends equal to 8% of the Series B issuance price per annum if and when declared by the Board of Directors (adjusted for any stock splits, stock dividends, recapitalization, or similar events).  These dividends are to be paid in advance of any distributions to Series A redeemable convertible preferred stock and common stock.  No dividends have been declared and/or paid to date.

Voting
The holders of each share of redeemable convertible preferred stock are entitled to the number of votes equal to the number of shares of common stock into which such preferred stock is convertible.

Conversion
Each share of redeemable convertible preferred stock is convertible into one share of common stock subject to adjustments for stock dividends, stock splits, other similar recapitalizations affecting such shares, as well as adjustments for certain dilutive issuances of securities by the Company.  The redeemable convertible preferred stock shall automatically be converted into common stock upon the earlier of (i) the date specified by written consent of holders of convertible preferred stock then outstanding or (ii) an initial public offering at a per-share price of at least $8.87 with aggregate net proceeds of at least $30.0 million.

Liquidation
In the event of liquidation, dissolution, or winding up of the Company, the holders of redeemable convertible preferred stock and common stock will be paid out of the available funds and assets of the Company in accordance with the terms and conditions as set forth in the reorganization documents of the Company, adjusted for stock splits, stock dividends, and recapitalizations.  Liquidation includes a merger, sale of the Company or initial public offering.  The liquidation preference per share of Series B redeemable convertible preferred stock of $6.6525 is payable in preference to payments to Series A redeemable convertible preferred stock and common stock. The liquidation preference per share of Series A redeemable convertible preferred stock of $4.3952 is payable in preference to payments to common stock.  The common stockholders would be entitled to receive the remaining assets, after the payment of all preferential amounts to the Series A and B redeemable convertible preferred stockholders.

Classification of Redeemable Convertible Preferred Stock
The liquidation preferences of the redeemable convertible preferred stock are considered redemption provisions that are not solely within the control of the Company.  Accordingly, the redeemable convertible preferred stock is classified outside of stockholders’ deficit in the mezzanine section of the consolidated balance sheets.

Common Stock
At December 31, 2008, the Company has reserved the following shares of authorized but unissued common stock:

Conversion of outstanding redeemable convertible preferred stock	6,801,248
Stock options	3,162,861
9,964,109

The Limited Plans
Under the Company’s Inland Revenue Approved Executive Share Option Scheme, Enterprise Management Incentive Share Option Scheme, 2004 Share Option Scheme (incorporating the Enterprise Management Incentive Option Scheme and the Incentive Stock Option Scheme), and Unapproved Executive Share Option Scheme (collectively, the “Limited Plans”), options were granted to employees and directors of Oxford Semiconductor, Limited.  These options are exercisable into shares of the Company’s common stock.  Options were generally granted at prices not less than the fair market value (as determined by the Company).  These options generally become vested on the third anniversary of the grant date and expire seven to ten years from the date of grant.  Certain of the shareholders of Oxford Semiconductor Limited entered into a pledge agreement, whereby the shareholders will provide their shares to satisfy the options exercised under the Limited Plans in return for the relevant option proceeds.  During fiscal 2008, 150,000 options were exercised under the Limited Plans, the proceeds of which were remitted to the shareholders who surrendered 150,000 shares to the employees who exercised, pursuant to the pledge agreement.

At December 31, 2008, options to purchase 1,056,044 shares, with a weighted-average exercise price of $1.46, remain outstanding and subject to the pledge agreement.  As a result of the pledge agreement, no dilution of the Company’s stockholders’ equity will take place on the exercise of these stock options.  Stock option activity under the Limited Plans is summarized as follows:

	Outstanding Options
		Weighted
		Average
	Number of	Exercise
	Shares	Price

Balance, December 31, 2007	1,601,752	$2.08
Options exercised	(150,000)	$0.29
Options canceled and forfeited	(395,708)	$2.20
Balance, December 31, 2008	1,056,044	$1.46

The intrinsic value of options exercised during 2008 was $144,000.

Summarized information about stock options outstanding under the Limited Plans as of December 31, 2008, is as follows:

	Options Outstanding		Options Exercisable
		Weighted		Weighted
		Average		Average
Range of		Remaining		Remaining
Exercise	Number	Contractual	Number	Contractual
Price	Outstanding	Life (in Years)	Outstanding	Life (in Years)

$0.59 - 1.32	561,914	1.18	561,914	1.18
$1.61 - 2.41	353,926	3.21	353,926	3.21
$3.22	140,204	5.84	140,204	5.84
	1,056,044		1,056,044

As of December 31, 2008, there were no unvested shares under the Limited Plans.

The 2005 Plan
Under the Company’s 2005 Stock Option Plan (the “2005 Plan”), the Company may grant options to employees, directors and consultants.  A total of 3,233,788 shares were authorized for issuance at December 31, 2008.  Under the 2005 Plan, the options are to be granted at prices not less than the estimated fair value at the date of grant for incentive stock options and not less than 85% of the estimated fair value at the date of grant for nonstatutory stock options.  These options generally expire ten years from the date of grant.  Such options shall become exercisable at the rate of at least 20% per year over five years.  New hire grants generally provide for shares to vest over a four-year period, with 25% vesting after one year from date of grant and monthly thereafter.  The 2005 Plan permits the granting of options allowing the exercise of unvested options at any time prior to vesting subject to a right of repurchase in favor of the Company until the shares are vested.  As of December 31, 2008, the Company had not granted any options with early exercise privileges.

Stock option activity under the 2005 Plan is summarized as follows:

		Outstanding Options
			Weighted
	Shares		Average
	Available	Number of	Exercise
	for Grant	Shares	Price

Balance, December 31, 2007	199,696	2,963,165	$1.14
Options granted	(468,513)	468,513	$1.27
Options canceled and forfeited	667,524	(667,524)	$1.12
Balance, December 31, 2008	398,707	2,764,154	$1.17

Total fair value of awards vested during 2008 was $387,000.

Summarized information about stock options outstanding under the 2005 Plan as of December 31, 2008 is as follows:

	Options Outstanding		Options Exercisable
		Weighted		Weighted
		Average		Average
Range of		Remaining		Remaining
Exercise	Number	Contractual	Number	Contractual
Price	Outstanding	Life (in Years)	Outstanding	Life (in Years)

$1.10 - 1.65	2,764,154	8.46	1,651,958	8.35

As of December 31, 2008, options to purchase 1,651,958 shares under the 2005 Plan were vested with a weighted average exercise price of $1.15 and 2,576,113 were vested and expected to vest with a weighted average exercise price of $1.16 and a weighted average remaining contractual life of 8.44 years.

Other Options
During 2006, the Company granted an option to purchase 50,000 shares of common stock to the employer company of a member of the Company’s Board of Directors. The option vests over a four-year period, with 25% vesting after one year from date of grant and quarterly thereafter.  During 2008, the Board Member resigned from the Company’s Board of Directors and the option was cancelled.

10. Stock-Based Compensation

The components of the stock-based compensation recognized in the Company’s consolidated statement of operations are as follows (in thousands):

2008

Research and development	$160
Sales and marketing	119
General and administrative	261
$540

The Company has not capitalized any stock-based compensation as inventory at December 31, 2008, as such amounts were immaterial.

Employee Stock Options
During fiscal 2008, the Company recorded $516,000 of stock-based compensation expense relative to 2008 employee stock option grants.  The weighted-average grant date fair value of employee stock options granted in 2008 was $0.47.

The fair value of each employee stock option grant was estimated at the date of grant using the Black-Scholes option pricing method with the following weighted-average assumptions:

2008

Risk-free interest rate	3.03%
Expected term	6 years
Volatility	59%
Dividend yield	-

Under the 2005 Plan, the expected term of options granted is determined using the “simplified” method, as illustrated in the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 107, as amended by SAB No. 110.  Under this approach, the expected term is presumed to be the average of the vesting term and the contractual term of the option.

Volatility
Since the Company is not a publicly-traded entity and therefore has limited historical data on volatility of its stock, the expected volatility used for fiscal 2008 is based on volatility of similar entities. In evaluating similarity, the Company considered factors such as industry, stage of life cycle, size, and financial leverage.

Risk-Free Interest Rate
The risk-free rate that the Company uses in the Black-Scholes option valuation model is based on U.S. Treasury zero-coupon issues with remaining terms similar to the expected term on the options or purchase rights.

Dividend Yield
The Company has never declared or paid any cash dividends and does not plan to pay cash dividends in the foreseeable future, and, therefore, used an expected dividend yield of zero in the valuation model.

FASB Statement No. 123R also requires the Company to estimate forfeitures at the time of grant and revise those estimates in subsequent periods if actual forfeitures differ from those estimates.  The Company uses historical data to estimate pre-vesting option forfeitures and records stock-based compensation expense only for those awards that are expected to vest.  All stock-based payment awards are amortized on a straight-line basis over the requisite service periods of the awards, which are generally the vesting periods.

As of December 31, 2008, there was $836,000 of total unrecognized compensation costs related to nonvested stock option awards issued after January 1, 2006, which are expected to be recognized over a weighted average period of 1.8 years.

Nonemployee Stock Options
During fiscal 2006, the Company granted stock options to purchase 40,000 shares of common stock to nonemployees.  In addition, during fiscal 2007, two employees of the Company became nonemployee consultants to the Company and are continuing to vest in the stock option grants for a total of 18,000 shares that they received as employees.  The Company remeasured these stock option grants upon change in employment status and subsequently have accounted for these grants as nonemployee grants, subject to remeasurement over the remaining vesting term.

Stock-based compensation expense associated with nonemployee options was $24,000 for the year ended December 31, 2008.  The fair value of each nonemployee stock option grant was estimated using the Black-Scholes option pricing method, using a volatility rate of 62%, a life representing the remaining contractual life at the time of measurement, an expected dividend yield of 0% and a weighted average risk-free interest rate of 2.36%.  As of December 31, 2008, nonemployee options to purchase 10,123 shares were unvested and subject to remeasurement.  The stock-based compensation costs of these options granted to nonemployees are remeasured over the vesting terms as earned, and the resulting value is recognized as an expense over the period of service received.

Stock Option Modifications
During 2008, in association with the restructuring action primarily in relation to Oxford Semiconductor Limited, the Company modified stock option grants to three of its employees to accelerate vesting with respect to 23,026 shares of common stock and extended the period to exercise those employees’ vested options post termination through December 31, 2008.  These stock option modifications resulted in additional stock-based compensation of $13,000 in fiscal 2008.

In March 2008, the Company and certain shareholders entered into an agreement with an executive officer whereby the shareholders issued a nonrecourse note to the executive officer for $373,000 to enable the exercise of 150,000 options, and to purchase 250,000 shares of common stock from the shareholders in exchange for the cancellation of approximately 34,000 stock options.  As a result, $109,000 in compensation expense was recorded.

11. Income Taxes

The components of the loss before income taxes were as follows (in thousands):

2008

Domestic	$(1,894)
Foreign	(6,625)
Loss before income taxes	$(8,519)

The components of the benefit for income taxes are as follows (in thousands):

2008

Current
Federal	$-
State	10
International	(785)
(775)
Deferred
Federal	-
State	-
International	-
$(775)

Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes.  Significant components of the Company’s deferred tax assets (liabilities) consist of the following (in thousands):

2008

Deferred tax assets
Reserves and other	$1,240
Credits	1,231
Net operating losses	8,716
11,187
Valuation allowance	(11,038)
Deferred tax assets	149
Deferred tax liabilities - depreciation and amortization	(149)
Net deferred tax assets	$-

The Company’s accounting for deferred taxes under FASB Statement No. 109, Accounting for Income Taxes, involves the evaluation of a number of factors concerning the realizability of the Company’s net deferred tax assets.  The Company primarily considered such factors as the Company’s history of operating losses, the nature of the Company’s deferred tax assets, and the timing, likelihood and amount, if any, of future taxable income during the periods in which those temporary differences and carryforwards become deductible.  As of December 31, 2008, a full valuation allowance has been established and no deferred tax asset is shown in the accompanying balance sheets.  The net change in the total valuation allowance for the year ended December 31, 2008 was an increase of approximately $1,766,000.

The reported amount of income tax expense attributable to operations for fiscal 2008 differs from the amount that would result from applying domestic federal statutory tax rates to loss before income taxes from operations as summarized below (in thousands):

2008

Federal tax benefit at statutory rate	$(2,895)
State taxes - net of federal benefit	(211)
Nondeductible expenses	102
Foreign losses not benefited	1,258
Changes in valuation allowance	1,766
Credits	(795)
$(775)

The tax benefit recognized in the accompanying consolidated statements of operations relates to a refundable credit in the United Kingdom.

As of December 31, 2008, the Company has cumulative net operating loss carryforwards for federal and state income tax reporting purposes of approximately $40,730,000 and $25,991,000, which begin to expire in 2021 and 2013, respectively.  In addition, as of December 31, 2008, the Company had $1,925,000 of United Kingdom net losses.  The Company also has carryforwards of research tax credits for federal and California income tax purposes of approximately $1,331,000 and $1,193,000, respectively, of which the federal tax credit begins to expire in 2020, and the state tax credit does not expire and may be carried forward indefinitely.  Deferred tax liabilities have not been recognized for undistributed earnings for foreign subsidiaries because it is management’s intention to reinvest such undistributed earnings outside the United States.

The United States Federal Internal Revenue Code limits the use of net operating loss and tax credit carryforwards in certain situations where changes occur in the stock ownership of a company.  The Company believes it had a prior ownership change, as defined by Section 382 of the Internal Revenue Code (“IRC”), which will limit the future realization of its net operating loss carryforwards.  The Company estimates Section 382 could result in the forfeiture of approximately $19,196,000 of net operating loss carryforwards for federal income tax purposes and $14,387,000 of net operating loss carryforwards for California income tax purposes.  In addition, the Company estimates that $887,000 of the federal research tax credit carryforwards could be subject to forfeiture due to Section 382 ownership changes under IRC Section 383.

12. Employee Benefit Plan

The Company maintained a salary deferral 401(k) plan for all of its domestic employees. This plan allowed employees to contribute their pretax salary up to the maximum dollar limitation prescribed by the Internal Revenue Code.  The Company matched 50% of each employee’s contribution that did not exceed 4% of the employee’s compensation.  The Company’s contribution for the year ended December 31, 2008 was $25,000.

Oxford Semiconductor Limited operates a defined contribution benefit plan.  This plan allows employees to contribute up to 100% of their pretax salary up to the maximum dollar limitation prescribed by the local taxing authority.  The Company contributed up to 6% of the employee’s compensation.  The Company’s contribution for the year ended December 31, 2008 was $317,000.

13. Litigation

From time to time, the Company is involved in litigation arising out of the ordinary course of business.  There are no known claims or pending litigation expected to have a material effect on the Company’s overall financial position, results of operations, or cash flows.

14. Restructuring and Severance

In May 2007, the Company closed its facility in Irvine, California.  As a result, the Company incurred approximately $1,488,000 of restructuring expenses, consisting of $581,000 related to severance and associated benefits for the termination of  approximately 30 employees, $417,000 related to excess facilities costs, and $490,000 related to the disposal and impairment of assets consisting of property and equipment and prepaid software licenses.  All of the severance and associated benefits costs were paid in 2007.  In November 2008, the Company signed an agreement to sublease the Irvine property through the remainder of the Irvine property lease term.  The agreement resulted in sublease income of $42,000 and accordingly, the restructuring accrual was reduced by $42,000.  As of December 31, 2008, $45,000 of the excess facilities accrual remained and is included in other current liabilities in the consolidated balance sheet.

The activity for the restructuring accrual for the closing of the Company’s Irvine facility is as follows:

Balance, December 31, 2007	$327,000
Cash paid	(240,000)
Adjustment in accrual due to sublease income	(42,000)
Balance, December 31, 2008	$45,000

The remaining restructuring accrual of $45,000 will be paid by April 2009.

In May 2008, the Company completed a restructuring action primarily in relation to Oxford Semiconductor Limited.  As a result, the Company recorded $580,000 of restructuring expenses, representing severance and associated benefits for the termination of 15 employees.  The Company paid the entire amount in 2008.

15. Subsequent Events

In January 2009, the Company was acquired by PLX Technology, Inc. (“PLX”) in accordance with an Agreement and Plan of Merger (the “Merger Agreement”) with PLX.  Pursuant to the Merger Agreement, PLX acquired all of the outstanding shares of capital stock of the Company in exchange for 5,600,000 shares of common stock of PLX and a promissory note in the principal amount of $14,200,000 (“the Note”).  The Note can be satisfied by either the issuance of an additional 3,400,000 shares of common stock of PLX upon the approval of the PLX stockholders, or the repayment of the principal amount of the Note if such stockholder approval is not obtained by June 30, 2009.